Exhibit 5.1
Letterhead of Boylan, Brown, Code, Vigdor & Wilson, LLP
October 16, 2009
Vuzix Corporation
75 Town Centre Drive
Rochester, NY 14623
Ladies and Gentlemen:
     We have acted counsel to Vuzix Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of the offer and sale on a best efforts basis to the public (the “Offering”) of up to 50,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and warrants (the “Warrants”) to purchase up to 25,000,000 shares of Common Stock (the “Warrant Shares”), on the Company’s Registration Statement on Form S-1, Registration No. 333-160417, filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 2, 2009 (as amended to date, the “Registration Statement”). The Shares and the Warrants are being offered as units (“Units”) and upon closing of the Offering, the Units will separate and the Common Stock and the Warrants will be separately transferrable. The Registration Statement also covers (i) shares of Common Stock (the “Agent Shares”) issuable upon exercise of options (the “Agent Options”) granted to the Company’s agents in the Offering (the “Agents”); (ii) warrants issuable upon exercise of the Agent Options (the “Agent Warrants”); and (iii) shares of Common Stock issuable upon exercise of the Agent Warrants (the “Agent Warrant Shares”), in an amount equal to 12.5% of the aggregate number of shares of Common Stock and Warrants sold in the Offering.
     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, in connection with the Company’s filing of Amendment No. 3 to the Registration Statement with the Commission on October 16, 2009 and for no other purpose.
     In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof. As to various questions of fact relevant to this opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

     Our opinion herein is based solely upon the Delaware General Corporation Law, applicable provisions of the Constitution of the State of Delaware and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or “Blue Sky” laws of any state).
     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
     1.     The Shares, when issued and delivered against payment therefor in accordance with the terms of the Registration Statement, and the Warrant Shares and the Agent Warrant Shares, when issued upon the exercise of Warrants and the Agent Warrants in accordance with their respective terms and upon payment of the consideration therefor as provided therein, will be duly authorized, validly issued, fully paid and nonassessable.
     2.     The Warrants and the Agent Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms when the Warrants and the Agent Warrants have been duly executed and delivered by the Company against payment therefor as described in the Registration Statement.
     Our opinion in paragraph 2 is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

Very truly yours, BOYLAN, BROWN, CODE, VIGDOR & WILSON, LLP
/s/ Robert F. Mechur
Robert F. Mechur